UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2011

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

EMTN Program

As previously announced, on April 1, 2011, PPL Corporation announced that it had completed the acquisition ("Acquisition"), through its subsidiary PPL WEM Holdings plc ("PPL WEM"), of all of the outstanding ordinary share capital of Central Networks East plc (subsequently renamed Western Power Distribution (East Midlands) plc; "WPD East Midlands") and Central Networks Limited, the sole owner of Central Networks West plc (subsequently renamed Western Power Distribution (West Midlands) plc; "WPD West Midlands"), together with certain other related assets, from E.ON U.K. plc, a wholly owned subsidiary of E.ON AG.

On April 27, 2011, each of WPD East Midlands and WPD West Midlands (together the "Issuers") established a new joint Euro Medium Term Note Programme (the "EMTN Program").   Under the EMTN Program, the Issuers may issue unsecured notes ("Notes") with such terms, including currency, interest rate and maturity, as agreed by the relevant Issuer and the purchasers of such Notes at the time of sale and as set out in the final terms ("Final Terms") for the relevant issue of Notes.  The EMTN Program will be valid for a period of one year after which it will require updating prior to the issuance of further Notes.  The aggregate principal amount of Notes authorized under the EMTN Program to be outstanding from time to time is £3 billion.  The authorized amount is shared among both Issuers.

Notes are issued pursuant to the terms of the Agency Agreement, dated April 27, 2011, by and among the Issuers, HSBC Corporate Trustee Company (UK) Limited and HSBC Bank plc (the "Agency Agreement") and to the terms of the Trust Deed, dated April 27, 2011, by and among the Issuers and HSBC Corporate Trustee Company (UK) Limited (the "Trust Deed").  The Trust Deed contains customary terms and conditions and the form of the Notes.  Copies of the Trust Deed  and Agency Agreement are filed as Exhibits 4.1 and Exhibit 4.2, respectively, to this Form 8-K and are incorporated herein by reference.  The foregoing description is qualified in its entirety by reference to the actual terms of the exhibits attached hereto.

Pursuant to a Dealer Agreement, dated April 27, 2011, by and among the Issuers, Barclays Bank PLC, Credit Suisse Securities (Europe) Limited, Merrill Lynch International and The Royal Bank of Scotland plc (together the "Dealers") (the "Dealer Agreement"), the Issuers have appointed the Dealers to subscribe and pay for Notes issued under the EMTN Program on the terms set out therein.

Notes issued under the EMTN Program by the Issuers are issued pursuant to Regulation S under the Securities Act of 1933, as amended (the "Act"), are not registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from registration requirements under the Act.

Issue of Notes by WPD West Midlands

Pursuant to a subscription agreement, dated May 13, 2011, by and among WPD West Midlands and  Barclays Bank PLC, Credit Suisse Securities (Europe) Limited, Merrill Lynch International, The Royal Bank of Scotland plc, Bayerische Landesbank, Lloyds TSB Bank plc, Mitsubishi UFJ Securities International plc, Mizuho International plc and Banco Santander, S.A. (together the "Managers"), WPD West Midlands agreed to issue and the Managers agreed to subscribe for £800 million of 5.75 per cent Notes due 2032 at 98.809 per cent of aggregate nominal value (the "WPDW 2011 Notes").  The key terms of the WPDW 2011 Notes are set out in the Final Terms signed by WPD West Midlands in connection with the issue on May 13, 2011 (the "WPDW Final Terms").  On May 17, 2011, WPD West Midlands issued the WPDW 2011 Notes and received proceeds of £786,472,000, net of fees paid to the Managers of the offering.  A portion of the net proceeds from the offering will be dividended to PPL WEM and applied to repay outstanding indebtedness under the £3.6 billion Senior Bridge Term Loan Credit Agreement ("Bridge Facility") dated as of March 25, 2011 among PPL Capital Funding, Inc. and PPL WEM, as borrowers, PPL as guarantor, the lenders party thereto and Bank of America, N.A. and Credit Suisse AG.  Borrowings under the Bridge Facility were used to fund the purchase price of the Acquisition.  The balance of the proceeds will be used to pre-fund certain capital expenditures and for other general corporate purposes.  The WPDW 2011 Notes are expected to be admitted to the official list of the UK Listing Authority and are expected to be admitted to trading on the London Stock Exchange's Regulated Market.

A copy of the WPDW Final Terms is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.  The foregoing description is qualified in its entirety by reference to the actual terms of the exhibit filed herewith.

Issue of Notes by WPD East Midlands

Pursuant to a subscription agreement, dated May 13, 2011, by and among WPD East Midlands and  Barclays Bank PLC, Credit Suisse Securities (Europe) Limited, Merrill Lynch International, The Royal Bank of Scotland plc, Deutsche Bank AG, London Branch, Goldman Sachs International, Banco Santander, S.A., Lloyds TSB Bank plc and Royal Bank of Canada Europe Limited (together the "Managers"), WPD East Midlands agreed to issue and the Managers agreed to subscribe for £600 million of 5.25 per cent Notes due 2023 at 99.432 per cent of aggregate nominal value (the "WPDE 2011 Notes").  The key terms of the WPDE 2011 Notes are set out in the Final Terms signed by WPD East Midlands in connection with the issue on May 13, 2011 (the "WPDE Final Terms").  On May 17, 2011, WPD East Midlands issued the WPDE 2011 Notes and received proceeds of £593,592,000, net of fees paid to the Managers of the offering.  A portion of the net proceeds from the offering will be dividended to PPL WEM and applied to repay outstanding indebtedness under the Bridge Facility.  Borrowings under the Bridge Facility were used to fund the purchase price of the Acquisition.   The balance of the proceeds will be used to pre-fund certain capital expenditures and for other general corporate purposes.  The WPDE 2011 Notes are expected to be admitted to the official list of the UK Listing Authority and are expected to be admitted to trading on the London Stock Exchange's Regulated Market.

A copy of the WPDE Final Terms is filed as Exhibit 1.2 to this Form 8-K and is incorporated herein by reference.  The foregoing description is qualified in its entirety by reference to the actual terms of the exhibit filed herewith.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	1.1 -	Final Terms of WPD West Midlands £800,000,000 5.75 per cent Notes due 2032.

	1.2 -	Final Terms of WPD East Midlands £600,000,000 5.25 per cent Notes due 2023.

4.1 -
Trust Deed, dated April 27, 2011, by and among Western Power Distribution (East Midlands) plc and Western Power Distribution (West Midlands) plc, as Issuers, and HSBC Corporate Trustee Company (UK) Limited as Note Trustee.

4.2 -
Agency Agreement, dated April 27, 2011, by and among Western Power Distribution (East Midlands) plc and Western Power Distribution (West Midlands) plc, as Issuers, and HSBC Corporate Trustee Company (UK) Limited and HSBC Bank plc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Paul A. Farr
Paul A. Farr Executive Vice President and Chief Financial Officer

Dated:  May 17, 2011